                                                                     Exhibit 15

                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Union Texas Petroleum Holdings, Inc. has included our report dated October 21, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the following registration statements:

  Registration Statement on Form S-8 (No. 33-26105) filed on December 21, 1988 Registration Statement on Form S-8 (No. 33-13575) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-21684) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-44045) filed on November 19, 1991 Registration Statement on Form S-8 (No. 33-64928) filed on June 24, 1993 Registration Statement on Form S-8 (No. 33-59213) filed on May 10, 1995 Registration Statement on Form S-8 (No. 333-30807) filed on July 3, 1997 Registration Statement on Form S-8 (No. 333-30805) filed on July 3, 1997 Registration Statement on Form S-8 (No. 333-30811) filed on July 3, 1997 Registration Statement on Form S-3 (No. 333-31039) filed on July 10, 1997

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP
Houston, Texas
October 21, 1997

October 24, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Union Texas Petroleum Holdings, Inc.

Report on Form 10-Q
(Commission File No. 1-9019)
(Filer CIK:  0000774214)

Gentlemen:

On behalf of Union Texas Petroleum Holdings, Inc. (the "Company"), we hereby electronically submit for filing with the Commission, via EDGAR, the Company's Report on Form 10-Q for the quarter ending September 30, 1996.

Please call me at (713) 220-2722 if you have any questions regarding the Form 10-Q.

Very truly yours,



/s/ Alan R. Crain
Vice President and General Counsel
Union Texas Petroleum Holdings, Inc.
1330 Post Oak Blvd.
Houston, TX 77056

Securities and Exchange Commission
Page 2



cc:   Christine LaFollette
      King & Spalding
      1100 Louisiana Street, Suite 3300
      Houston, Texas  77002-5219

      Ms. Sharon Carroll Everett
      New York Stock Exchange, Inc.
      20 Broad Street
      New York, NY  10005

      Listings Department, MS 7070 (1 copy)
      The Pacific Stock Exchange, Inc.
      301 Pine Street
      San Francisco, CA  94104

      State Street Bank
      Mr. Andrew M. Sinasky (2 copies)
      Corporate Trust, 4th Floor
      2 International Place
      Boston, MA  02110

      Ms. Tammie J. Marshall
      First National Bank of Chicago
      Mail Suite 0126
      One First National Plaza
      Chicago, IL 60670-0126